UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): August 10, 2011

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On August 10, 2011, the Board of Directors (the “Board”) of Applied DNA Sciences, Inc. (the “Company”) increased the size of the Board from three directors to seven directors and appointed John Bitzer III, Gerald Catenacci, Karol Gray and Charles Ryan (the “New Directors”) to fill the newly-created Board seats.

 John Bitzer, III

John Bitzer, III, is President & Chief Executive Officer of ABARTA, Inc., a private, fourth-generation family holding-company with operations in the soft drink beverages, newspaper publishing, oil and gas exploration and development, and frozen food industries (“ABARTA”). In 1985, Mr. Bitzer began his career in sales for the Cleveland Coca-Cola Bottling Company. He has been Publisher of Atlantic City Magazine in Atlantic City, N.J.  In 1994 he founded the ABARTA Media Group and held the position of Group Publisher. In 1997 he was named President & Chief Operating Officer of ABARTA and has been President & Chief Executive Officer since 1999. He is also a director of the Institute for Entrepreneurial Excellence at the University of Pittsburgh.  Mr. Bitzer has a degree from the University of Southern California and an MBA from the University of Michigan.

ABARTA participated as an investor in the Company’s private placement (the “Private Placement”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) on July 15, 2011, described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2011, in which it acquired 21,052,632 shares of Common Stock for a purchase price of $1,000,000.  In connection with the Private Placement, the Company agreed to use best efforts to nominate Mr. Bitzer to the Board and elect him as director within 30 days of the closing of the Private Placement.

On November 30, 2010, the Company issued and sold a $750,000 principal amount senior secured convertible note bearing interest at a rate of 10% per annum to ABARTA, the terms of which are described in our Current Report on Form 8-K filed with the SEC on December 3, 2010.  On January 7, 2010, the Company issued and sold a $750,000 principal amount senior secured convertible note bearing interest at a rate of 10% per annum to ABARTA, the terms of which are described in our Current Report on Form 8-K filed with the SEC on January 13, 2011.

Gerald Catenacci

Gerald Catenacci is the Founder and President of Neustrada Capital, LLC, a private investment fund (“Neustrada”).  Mr. Catennaci obtained a Bachelor of Science in Civil Engineering from McMaster University in 1985, and has spent his career in equity management. Mr. Catenacci was the Founding Partner and Managing Director Principled Capital Management, a hedge fund that operated from New York City from 1998 to 2010.

Neustrada participated as an investor in the Private Placement and acquired 42,105,263 shares of Common Stock for a purchase price of $2,000,000.  In connection with the Private Placement, the Company agreed to use best efforts to nominate Mr. Catenacci to the Board and elect him as director within 30 days of the closing of the Private Placement.

Karol Gray

Karol Gray is Vice President for Finance & Administration and the Chief Financial Officer at the University at Stony Brook. She is active on several committees, including the Brookhaven National Laboratory Audit Committee, the Presidential Budget Working Group, and the Investment Subcommittee of the Research Foundation of the State University of New York, and is a member of the Executive Committee of the State University of New York Business and Officers Association. Ms. Gray is a Certified Public Accountant with a Bachelor in Business Administration from Hofstra University.

Charles Ryan

Dr. Charles Ryan is the Senior Vice President, and Chief Intellectual Property Counsel at Forest Laboratories, a developer of branded and generic drugs, where he has been employed since 2003. Dr. Ryan earned a doctorate in oral biology and pathology from SUNY Stony Brook and a law degree from Western New England College School of Law.

The New Directors will be eligible to receive awards under the Company’s 2005 Incentive Stock Plan in the event the Company decides to grant such awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: August 16, 2011